EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement of PSEG Energy Holdings Inc. on Form S-4 of our report dated June 14, 2000, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Parsippany, New Jersey
July 10, 2000